SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FX Energy, Inc.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FX ENERGY, INC.
3006 Highland Drive, #206
Salt Lake City, Utah 84106 USA
Telephone: (801) 486-5555
Facsimile: (801) 486-5575

August 9, 2011

Dear FX Energy Stockholder:

Our Proxy Statement for a Special Stockholders’ Meeting of FX Energy, Inc., to consider the approval of our 2011 Incentive Plan is attached.  The Board of Directors urges you to review this proposal carefully.  The enclosed proxy statement discusses the intended benefits as well as possible disadvantages of approval of this plan.

Your Board of Directors believes that approval of the plan is in the best interests of all stockholders.

Sincerely,

FX ENERGY, INC.

/s/ David N. Pierce
David N. Pierce
President

FX ENERGY, INC.
3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 15, 2011

To the Stockholders of FX Energy, Inc.:

A Special Stockholders’ Meeting of FX Energy, Inc. (the “Special Meeting”), will be held September 15, 2011, in the Uintah Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah.  The Special Meeting will convene at 10:00 a.m., local time, to consider and take action on the following proposals:

(1)	to approve the FX Energy, Inc., 2011 Incentive Plan; and

(2)	to transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

Only owners of record of our common stock outstanding as of the close of business on August 1, 2011 (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting.  Each share of common stock is entitled to one vote.

Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the meeting to constitute a quorum for conducting business.

The attendance at and/or vote of each stockholder at the Special Meeting is important, and each stockholder is encouraged to attend.

FX ENERGY, INC.
By Order of the Board of Directors

/s/ Scott J. Duncan
Scott J. Duncan, Secretary
Salt Lake City, Utah
August 9, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SPECIAL MEETING TO BE HELD ON SEPTEMBER 15, 2011

Regardless of whether you plan to attend the meeting in person, please fill in, sign, date, and return the enclosed proxy promptly in the self-addressed, stamped envelope.  No postage is required if mailed in the United States.  If you prefer, you may send your proxy to us by facsimile transmission at 1-801-486-5575 or on the Internet as described below.

Our Notice and Proxy Statement are available at http://www.fxenergy.com.  In addition and in accordance with SEC rules, you may also access the Notice and Proxy Statement and vote via the Internet at http://www.proxyvote.com.

SPECIAL REQUEST
If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares.  Please contact promptly the person responsible for your account and give instructions for your shares to be voted.

FX ENERGY, INC.
3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of FX Energy, Inc., to be voted at the Special Meeting to be held in the Uintah Room, Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on September 15, 2011, at 10:00 a.m., local time, or at any adjournment thereof.  The enclosed proxy, when properly executed and timely returned, will be voted at the Special Meeting in accordance with the directions set forth thereon.  If no instructions are indicated on the enclosed proxy, the proxy will be voted as follows at the Special Meeting:

(1)	FOR the approval of the FX Energy Inc., 2011 Incentive Plan; and

(2)	IN accordance with the best judgment of the persons acting as proxies on other matters presented for a vote.

The enclosed proxy, even though executed and returned to us, may be revoked at any time before it is voted by giving a written notice, mailed or delivered to the Secretary of the Company or sent by facsimile transmission to 1-801-486-5575, by submitting a new proxy bearing a later date, or by voting in person at the Special Meeting.  If the proxy is returned to us without specific direction, the proxy will be voted in accordance with our recommendations as set forth above.

We will bear the entire expense of this proxy solicitation.  In addition to this solicitation, our officers, directors, and regular employees, who will not receive extra compensation for such services, may solicit proxies by mail, by telephone, or in person.  This proxy statement and form of proxy were first mailed to stockholders on or about August 9, 2011.

Only holders of our 52,460,875 shares of common stock, par value $0.001, outstanding as of the close of business on August 1, 2011 (the “Record Date”), will be entitled to vote at the Special Meeting.  Each share of common stock is entitled to one vote.  Holders of at least a majority of the shares of common stock outstanding on the Record Date must be represented at the Special Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether the proxies are instructed to abstain from voting or consist of broker nonvotes.  Under Nevada corporate law and our Articles of Incorporation and Bylaws, the FX Energy, Inc., 2011 Incentive Plan is considered approved by the stockholders if the number of votes cast in favor of approval exceeds the number of votes cast in opposition to approval.  Therefore, abstentions and broker nonvotes are not counted and will have the same legal effect as a vote in favor of approval.

Officers and directors holding an aggregate of 2,445,137 shares of common stock, or approximately 4.7% of the outstanding shares, have indicated their intent to vote in favor of approval.

APPROVAL OF 2011 INCENTIVE PLAN

Introduction

Our Board of Directors considers equity-based compensation an essential tool to attract, motivate, and retain our officers, key employees, and directors and to align their interests with the interests of our stockholders.  Consistent with this view, on August 3, 2011, the Compensation Committee’s outside directors unanimously approved and recommended to the Board of Directors, and the outside members of the Board of Directors unanimously adopted, subject to the approval of our stockholders at the Special Meeting, the FX Energy, Inc., 2011 Incentive Plan (the “2011 Plan”).  The 2011 Plan will provide key flexibility that we need to keep pace with our competitors and effectively attract, motivate, and retain the caliber of employees and directors essential to our success.

We currently grant equity awards under our 2003 Long-Term Incentive Plan and 2004 Long-Term Incentive Plan and have previously granted awards under other stockholder-approved plans that may not result in the issuance of shares pursuant to award forfeiture, terminations, or other events as provided in such plans (the “Prior Plans”).  If approved by our stockholders, the 2011 Plan will become effective, and shares available for award under Prior Plans will become available for award under our 2011 Plan.  Awards granted under the Prior Plans before stockholder approval of the 2011 Plan will remain outstanding in accordance with their terms.

Stockholders are asked to approve the 2011 Plan: (i) to qualify certain compensation under the 2011 Plan as performance-based compensation for purposes of Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); (ii) to satisfy Nasdaq guidelines relating to equity compensation; and (iii) to qualify certain stock options authorized under the 2011 Plan for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

The 2011 Plan authorizes us to issue stock incentive awards for an aggregate of 3,900,000 shares, or approximately 7.5% of the number of our outstanding shares, over the 10-year life of the plan.  Subject to the discretion of the plan administrator, we intend, on or before December 31, 2011, and each year thereafter, to grant awards for an aggregate number of shares equal to 1.82% of the number of our outstanding shares (or such lesser number remaining available under the Plan), with each award consisting of two-thirds stock options and one-third restricted stock.

The 7.5% of the number of our shares issued and outstanding is approximately equal to the mean number of shares that other companies in our peer group included in equity incentive plans submitted to their shareholders for approval during the preceding three years.  See “Executive Compensation: Executive Compensation Process—Benchmarking Against Peer Companies” at page 14.  Further, an annual award of 1.82% of the number of outstanding shares is approximately equal to the mean number of equity incentive awards granted by the other companies in our peer group.  Finally, the ratio of two-thirds of the annual award in options and one-third of the annual award in restricted stock is also approximately equal to the mean ratio of options and restricted stock granted by the other companies in our peer group.

Each of the Royalty Plan participants has agreed in writing to relinquish his or her Royalty Plan participation upon stockholder approval of the 2011 Plan and the grant of initial awards prior to December 31, 2011.  Upon such approval and initial grants, each participant’s Royalty Plan interest will be relinquished in accordance with such agreements and the Royalty Plan will terminate.

Summary of the Plan

The following is a summary of the 2011 Plan and is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached as Appendix A to this proxy statement and incorporated herein by reference.

Plan Limits

We will be authorized to issue awards respecting a maximum of 3,900,000 shares of our common stock under the 2011 Plan, plus the number of shares available to be granted under the Prior Plans on the date of stockholder approval of the 2011 Plan, which may include authorized but unissued shares, treasury shares, or a combination of the foregoing.  In addition, the following shares will be available for award under the 2011 Plan:

•	shares covered by an award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such shares;

•	shares covered by an award that is settled only in cash;

•
shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become participants as the result of a merger or other corporate transaction involving such company and the Company or any of its subsidiaries (with specified exceptions);

•	any shares subject to outstanding awards under the Prior Plans that are forfeited, canceled, surrendered, or otherwise terminated without the issuance of such shares;

•	any shares from awards exercised for, or settled in, vested and nonforfeitable shares that are later returned to us pursuant to any compensation recoupment policy, provision, or agreement;

•	shares subject to stock options deemed surrendered in a net exercise of stock options; and

•	shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of any stock option or vesting of any award.

Notwithstanding the foregoing, however, shares that have actually been issued under the 2011 Plan, whether upon exercise of a stock option or upon the vesting of restricted shares or restricted share units, shall not be returned to the 2011 Plan and shall not become available for future distribution under the 2011 Plan, except that if restricted shares are repurchased by us at their original purchase price, such shares shall become available for future grant under the 2011 Plan.  Without limiting the foregoing, only the number of shares used to settle any stock appreciation right upon exercise shall count against the number of shares available for awards under the 2011 Plan regardless of the number of shares subject to any stock appreciation right.

The 2011 Plan imposes various sublimits on the number of shares of our common stock that may be issued or transferred under the 2011 Plan.  In order to comply with the rules applicable to incentive stock options, the 2011 Plan provides that all of the shares available may be issued as incentive stock options.  In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2011 Plan imposes the following additional individual sublimits on awards intended to satisfy that exemption:

•	the maximum aggregate number of shares that may be subject to stock options or stock appreciation rights granted in any calendar year to any one participant will be 400,000 shares;

•
the maximum aggregate number of shares of restricted shares and shares subject to restricted share units and other share-based awards granted in any calendar year to any one participant will be 200,000 shares;

•
the maximum aggregate compensation that can be paid pursuant to other share-based awards or cash-based awards granted in any calendar year to any one participant will be $2,000,000 or a number of shares having an aggregate fair market value not in excess of such amount; and

•	the maximum dividend equivalents that may be paid in any calendar year to any one participant will be $100,000.

Administration

Our Board may reserve to itself any or all of the authority and responsibility as the plan administrator under the 2011 Plan and may act as plan administrator for any and all purposes or may delegate such responsibilities to the Compensation Committee or another committee.  In addition, to the extent permitted by applicable laws, our Board or other plan administrator may expressly delegate to one or more directors or officers some or all of the plan administrator’s authority, within specified parameters, to administer the 2011 Plan.

The 2011 Plan will be administered by our Board or by our Compensation Committee or such other committee as our Board selects consisting of two or more directors, each of whom is intended to be a “nonemployee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Internal Revenue Code, and an “independent director” under the Nasdaq rules.  The Board will have full and final authority in its discretion to take all actions determined to be necessary in the administration of the 2011 Plan.

The Board has resolved that no resolution of the Board or the Compensation Committee to approve a compensation plan or provide compensation payable to, or benefits in favor of, executive officers will be effective if the combined number of dissenting or abstaining board or committee members exceeds one.  All awards qualifying as performance-based compensation for purposes of Internal Revenue Code Section 162(m) must be approved by a committee consisting of two or more outside directors who are not our current employees, are not former employees still receiving compensation for prior services, have not been officers, and are not receiving compensation in any capacity other than as a director.  Our Compensation Committee currently consists of four directors, three of whom meet the foregoing independence criteria under Section 162(m).

Eligibility

The 2011 Plan provides that awards may be granted to our employees (including employees of our subsidiaries), consultants, and nonemployee directors, except that incentive stock options may be granted only to employees.  Four nonemployee directors and approximately 50 employees would currently be eligible to participate in the 2011 Plan.

Duration and Modification

The 2011 Plan will terminate on September 14, 2021, or such earlier date as our Board of Directors may determine.  The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding.  The Board of Directors may amend, suspend, or terminate the 2011 Plan at any time, but stockholder approval is required for any amendment to the extent necessary to comply with the Nasdaq rules or applicable laws.  Currently, the Nasdaq rules would require stockholder approval for a material amendment of the 2011 Plan, which would generally include: (i) a material increase in the number of shares available under the plan; (ii) a material increase in benefits to participants, including any material change to permit repricing of outstanding stock options, to reduce the price at which shares or stock options may be offered, or to extend the duration of the plan; (iii) an expansion of the class of participants eligible to participate in the plan; and (iv) any expansion of the types of awards provided under the plan.  Except as otherwise provided in the 2011 Plan, an amendment of the 2011 Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the plan administrator may amend the plan or any award without a participant’s consent to the extent the plan administrator deems necessary to comply with applicable law.

Stock Options

The 2011 Plan provides that we intend that two-thirds of the annual awards (total annual equity incentive awards equal to 1.82% of the number of our outstanding shares) will consist of stock options with exercise prices equal to the market price of our common stock as of the date of grant.  Such number of options will be awarded to eligible participants in such amounts as the plan administrator may determine.  One-third of such options will vest on each of the first, second, and third anniversaries of the date of grant.  Stock options may consist of incentive stock options (or “ISOs”), nonqualified stock options, or any combination of the foregoing awards.

Stock options provide the right to purchase shares of our common stock at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the plan administrator takes action respecting such grants).  The fair market value of our common stock as reported on Nasdaq on August 1, 2011, was $9.61 per share.  Stock options may be exercised during a term of not less than seven years or more than 10 years from the date of grant, as determined at the time of grant.

The stock option price is payable at the time of exercise: (i) in cash; (ii) by tendering unrestricted shares of our common stock that are already owned by the stock option holder and have a value at the time of exercise equal to the stock option price; (iii) by cashless or broker-assisted exercise; (iv) by any combination of the foregoing methods of payment; or (v) through any other method approved by the plan administrator.  Any grant of stock options may provide for deferred payment of the stock option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares (although, in the case of executive officers and directors, this payment method may be affected by the restrictions on personal loans to executive officers provided by the Sarbanes-Oxley Act of 2002).

Restricted Shares

The 2011 Plan provides that we intend that one third of the annual awards (total annual equity incentive awards equal to 1.82% of the number of our outstanding shares) will consist of restricted stock awards, to be awarded to eligible participants in such amounts as the plan administrator may determine.  One-third of such restricted stock will vest on each of the first, second, and third anniversaries of the date of grant.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of shares of common stock to the recipient, without the payment of a purchase price, in consideration of the performance of services.  Unless otherwise provided by the plan administrator, the participant is entitled immediately to voting, dividend, and other ownership rights in the shares.  However, any right to dividends respecting restricted shares that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted shares.

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Internal Revenue Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our plan administrator, at its discretion.  In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the plan administrator on the date of grant for the period during which such forfeiture provisions are to continue.  Except as otherwise provided in the 2011 Plan or the applicable restricted shares award agreement: (i) any vesting condition based on the achievement of performance objectives will be based on a performance period of at least one year; and (ii) any vesting based on continued service will provide for full vesting in one-third portions over three years.

Restricted Share Units

Subject to the restrictions previously noted, our plan administrator may, at any time and from time to time, grant or sell restricted share units to participants in such number as the plan administrator determines in its discretion.

Restricted share units constitute an agreement to deliver shares of our common stock to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the plan administrator may specify, including the achievement of one or more performance objectives (as described below).

To the extent earned, the participant will receive payment of restricted share units at the time and in the manner determined by our plan administrator in cash, shares of common stock, restricted shares, or any combination thereof.

During the restriction period, the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the plan administrator may authorize the payment of dividend equivalents respecting the restricted share units.  However, any right to dividend equivalents respecting restricted share units that vest based on the achievement of performance objectives will be subject to the same terms and conditions as the restricted share units.

Except as otherwise provided in the 2011 Plan or the applicable restricted share unit award agreement: (i) any vesting condition based on the achievement of performance objectives will be based on a performance period of at least one year; and (ii) any vesting based on continued service will provide for full vesting in one-third portions over three years.

Stock Appreciation Rights

Subject to the restrictions previously noted, our plan administrator may, at any time and from time to time, grant stock appreciation rights (or “SARs”) to participants in such number as the plan administrator determines in its discretion.  The grant price for each SAR will be determined by the plan administrator, in its discretion, and will be at least equal to the fair market value of a share on the date of grant.  All SARs shall have a term of not less than seven or more than 10 years from the date of grant, as specified at the time of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying the excess of the fair market value of a share of our common stock on the date of exercise over the grant price, by the number of shares respecting which the SAR is exercised.  Each grant will specify whether the payment will be in cash, shares of our common stock of equivalent value, or in some combination thereof.

Each grant of a SAR must specify: (i) the period of continuous employment that is necessary before the SAR becomes exercisable; and (ii) the extent to which the holder will have the right to exercise the SAR following termination.  Our plan administrator will determine these terms in its discretion, and these terms need not be uniform among all participants.

Other Share-Based Awards

Subject to the restrictions previously noted, our plan administrator may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock or factors that may influence the value of such shares.  For example, the awards may include shares of common stock granted as a bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our Company or our subsidiaries or other factors determined by the plan administrator.

The plan administrator will determine the terms and conditions of these other share-based awards.  Shares of common stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods, and in such forms as the plan administrator determines.  Other share-based awards may be granted with a right to receive dividend equivalents.  However, any right to dividend equivalents respecting another share-based award that vests based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the other share-based award.  Except as otherwise provided in the 2011 Plan or the applicable award agreement for other share-based awards: (i) any vesting condition based on the achievement of performance objectives will be based on a performance period of at least one year; and (ii) any vesting based on continued service will provide for full vesting in one-third portions over three years.

Cash-Based Awards

We may also grant cash-based awards under the 2011 Plan.  A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the plan administrator, which may include continued service and/or the achievement of performance objectives.

Performance Objectives

Subject to the restrictions previously noted, our plan administrator may condition the vesting, exercise, or payment of any award upon the achievement of one or more performance objectives.  Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures, or minority investments.  The performance objectives may be relative to the performance of a group of comparable companies or a published or special index that our plan administrator in its discretion deems appropriate, or we may also select performance objectives as compared to various stock market indices.

Moreover, the plan administrator may designate any restricted share, restricted share unit, other share-based award, or cash-based award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m) of the Internal Revenue Code.  If an award is so designated, the plan administrator must establish objectively determinable performance objectives for the award within certain time limits.  Performance objectives for such awards will be based on one or more of the following criteria: revenues; revenue growth over a specified period; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; earnings per share; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; earnings before or after interest, taxes, depreciation, depletion, amortization, exploration, or extraordinary or special items; operating income before or after interest, taxes, depreciation, depletion, amortization, or extraordinary or special items; return on investment; oil and gas reserve volume growth; production volumes; oil and gas reserve finding costs; net asset values; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; and stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, and joint ventures.

Acceleration of Awards

If a participant’s employment or service terminates upon death, retirement after at least 15 years of service (six years in the case of directors), or disability or due to our breach of any employment agreement or unauthorized significant change in the scope or nature of employee’s duties: (i) all unvested stock options, restricted share units, restricted shares, and other awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all restrictions and forfeiture provisions pursuant to such awards shall automatically and immediately terminate, except that the vesting of any unvested stock options, restricted share units, restricted shares, and other awards whose vesting is contingent on reaching performance benchmarks in the future, other than merely the passage of time, shall not be accelerated; and (ii) the participant, unless the plan administrator shall otherwise provide in the award agreement, shall be entitled to a payment respecting the awards intended to qualify for the performance-based exception at the end of the performance period based on the extent to which achievement of the performance objectives was satisfied at the end of such period (as determined at the end of the period) and prorated for the portion of the performance period during which the participant was employed by us or our subsidiary.

If a participant’s employment is terminated by us for cause or terminates for any reason other than as set forth in the above paragraph: (i) any stock option or SAR that has not vested, expired, or been terminated shall terminate on the date of termination of employment or other relationship with us and our subsidiaries; (ii) except as provided herein or in the award agreement, a participant shall not be entitled to any payment respecting a performance period of an award intended to qualify for the performance-based exception; and (iii) any shares of restricted stock as to which restrictions do not lapse as provided herein shall terminate at the date of the participant’s termination of employment and such shares of restricted stock shall be forfeited to us.

Change in Control

In the event of a change of control: (i) all unvested stock options, restricted share units, restricted shares, and other awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all forfeiture provisions pursuant to such awards shall automatically and immediately terminate, except that the vesting of any unvested stock options, restricted share units, restricted shares, and other awards whose vesting is contingent on reaching performance benchmarks in the future, other than merely the passage of time, shall not be accelerated; and (ii) the participant, unless the plan administrator shall otherwise provide in the award agreement, shall be entitled to a payment respecting the awards intended to qualify for the performance-based exception at the end of the performance period based on the extent to which achievement of the performance objectives was satisfied at the end of such period (as determined at the end of the period) and prorated for the portion of the performance period during which the participant was employed by us or our subsidiary.

Under the 2011 Plan, “change of control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act; provided that such a change in control shall be deemed to have occurred if: (x) any person other than the Company or any person who on the date hereof is our director or officer is or becomes the beneficial owner, directly or indirectly, of securities representing 20% of the combined voting power of our then-outstanding securities; (xi) there is a merger or consolidation of the Company; or (xii) the business or businesses of the Company for which the participant’s services are principally performed are disposed of by us pursuant to our partial or complete liquidation, a sale of our assets, or otherwise.

Forfeiture and Repayment of Awards

If a participant’s employment or service is terminated by us for cause, then further vesting of all unvested stock options, restricted share units, restricted shares, and other awards shall immediately terminate as of the date of such termination.

Under the 2011 Plan, “cause” as a reason for a participant’s termination of employment shall have the meaning assigned such term in the applicable employment agreement or if the participant is not a party to an employment agreement with us in which such term is defined, then unless otherwise defined in the applicable award agreement, “cause” shall mean that: (i) the participant has materially breached the terms of such participant’s employment by us; (ii) the participant, in the determination of the Board, has been grossly negligent in the performance of his or her duties; (iii) the participant has substantially failed to meet written standards established by us or our subsidiary for the performance of his or her duties; (iv) the participant has engaged in material willful or gross misconduct in the performance of his or her duties; or (v) a final, nonappealable conviction of, or a plea of guilty or nolo contendere by, the participant to a felony or misdemeanor involving fraud, embezzlement, theft, or dishonesty or other criminal conduct against us or our subsidiary has been entered.

Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy that we may adopt to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the Securities and Exchange Commission (SEC) or the Nasdaq.

Transferability

Except as our Board of Directors or plan administrator otherwise determines, awards granted under the 2011 Plan will not be transferable by a participant other than by will or the laws of descent and distribution.  Except as otherwise determined by our plan administrator, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative.  Any award made under the 2011 Plan may provide that any shares of common stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, our plan administrator will adjust the number and kind of shares that may be delivered under the 2011 Plan, the individual award limits, and respecting outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights.  In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the plan administrator may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence to prevent dilution or enlargement of rights.  However, unless otherwise determined by the plan administrator, we will always round down to a whole number of shares subject to any award.  Any such adjustment will be made by our plan administrator, whose determination will be conclusive.

Prohibition on Repricing

Subject to adjustment as described under “Adjustments” immediately above, the 2011 Plan does not permit, without the approval of our stockholders, what is commonly known as the “repricing” of stock options or SARs, including:

•	an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

•	the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

•	the cancellation of an outstanding stock option or SAR and replacement with another award under the 2011 Plan.

Federal Income Tax Consequences

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise, and vesting of awards under the 2011 Plan.  The tax consequences of awards may vary according to country of participation.  Also, the tax consequences of the grant, exercise, or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently.  Participants should rely upon their own tax advisers for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options.  In general: (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  A participant will not recognize income at the time an ISO is granted or exercised.  However, the excess of the fair market value of the shares on the date of exercise over the stock option price paid may constitute a preference item for the alternative minimum tax.  If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the stock option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.  If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or if less, the amount realized on the disposition of such shares if a sale or exchange) over the stock option price paid for such shares.  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  A participant will not recognize income upon the grant of a SAR.  The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

Restricted Shares.  A participant will not be subject to tax until the restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code.  At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares).  However, a participant who so elects under Section 83(b) of the Internal Revenue Code, within 30 days of the date of transfer of the shares, will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares.  Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held.  If a Section 83(b) election has not been made, any dividends received respecting restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Share Units.  A participant will not recognize income upon the grant of restricted share units.  Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Other Share-Based Awards and Cash-Based Awards.  A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividend Equivalents.  Any dividend equivalents awarded respecting awards granted under the 2011 Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A.  The 2011 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code.  If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties.  Restricted shares awards, unrestricted shares awards, stock options, and SARs that comply with the terms of the 2011 Plan are designed to be exempt from the application of Section 409A.  Restricted share units and dividend equivalents granted under the 2011 Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception).  If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to Us

To the extent that a participant recognizes ordinary income in the circumstances described above, our Company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Internal Revenue Code.

Plan Benefits

Our plan administrator will determine, in its discretion, all awards under the 2011 Plan, but no awards to our officers, employees, or nonemployee directors are currently determinable.

Registration with the SEC

As soon as practicable after approval of the 2011 Plan by our stockholders, we intend to file with the SEC a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares of common stock under the 2011 Plan.

Current Equity Compensation Plan Information

The following table provides information as of August 1, 2011, about the Prior Plans under which awards are currently outstanding.  If our stockholders approve the 2011 Plan, the Prior Plans will terminate effective immediately after the Special Meeting.  Once terminated, we will not grant any new awards under the Prior Plans, but any outstanding awards under those plans will remain outstanding in accordance with their terms.

Number of Securities
	Number of		Remaining Available
	Securities To Be	Weighted-Average	for Future Issuance under
	Issued upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans
not approved by security holders	--	--	--
Equity compensation plans
approved by security holders(1)	995,508	$2.16	510,262
Total	995,508		510,262

_______________

(1)
Gives effect to the exercise after December 31, 2010, of options to purchase an aggregate of 485,000 shares and the cancellation of options to purchase 419,429 shares in payment of the option exercise price, resulting in the net issuance of a total of 65,571 shares.

Prior Plans

Pursuant to our Prior Plans, we may grant awards of restricted stock, restricted stock units, stock options, and other equity interests in our Company to our employees or officers, employees or officers of our subsidiaries, or any other person who is determined by our Board of Directors to have made (or is expected to make) contributions to us.  As of the date of this proxy statement, we had 233,849 and 276,413 shares available for grant under our 2003 and 2004 Long-Term Incentive Plans, respectively.  In addition, we had outstanding awards of 995,508 shares that might be subject to forfeiture, termination, or other action that would not result in the issuance of shares.  If any award under our Prior Plans expires or is canceled, forfeited, settled in cash or by delivery of fewer shares than the number of shares underlying the award, or otherwise terminated without delivery of the shares underlying the award, the underlying shares will again become available under the plan for subsequent awards.  Shares of our common stock withheld or otherwise surrendered for payment of an exercise price or taxes relating to the award will also again become available under the plan.  Our Board of Directors may at any time accelerate any of the awards.

Required Vote

Approval of the 2011 Plan requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at the Special Meeting.

Recommendation of the Board of Directors

The Board unanimously recommends a vote “FOR” approval of the 2011 Incentive Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of August 1, 2011, the name and shareholdings of each person that owns of record, or was known by us to own beneficially, 5% or more of the common stock currently outstanding; the name and shareholdings of each director; and the shareholdings of all executive officers and directors as a group.  Unless indicated otherwise in the footnotes, each person named below has, to the best of our knowledge, sole voting and investment power respecting all shares of common stock shown as beneficially owned by each person:

	Amount and Nature of	Percent
Name	Beneficial Ownership	of Class(1)

Principal Stockholders:
BlackRock, Inc.(2)	2,763,918	5.3%

Directors:
David N. Pierce(3)	417,106	0.8%
Thomas B. Lovejoy(4)	760,013	1.5%
Jerzy B. Maciolek(5)	246,105	0.5%
Arnold S. Grundvig, Jr.(6).	33,995	*
Dennis B. Goldstein(7).	120,707	*
Richard F. Hardman	129,007	*
H. Allen Turner	26,800	*

All executive officers and directors as a group (10 persons)(8)	2,605,137	5.0%

_______________

*      Less than 1%.

(1)
Calculations of total percentages of ownership outstanding for each person or group assume the exercise of derivative securities that are exercisable within 60 days of the table date by the individual or group to which the percentage relates, pursuant to Rule 13d-3(d)(1)(i).

(2)	According to a Schedule 13G dated February 4, 2011, by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022.

(3)
The calculation of beneficial ownership includes 30,000 shares held by David N. Pierce as custodian for his children, excludes 2,000 shares held by Mr. Pierce’s spouse as custodian for minor children, and 80,987 shares held in Mr. Pierce’s retirement accounts.

(4)
The calculation of beneficial ownership includes 176,000 shares held in trust for the benefit of Thomas B. Lovejoy’s children, 120,673 shares held in Mr. Lovejoy’s retirement accounts, 10,000 shares held by Mr. Lovejoy’s spouse’s IRA account, and 200,000 shares held by Lovejoy Associates, Inc. (of which Mr. Lovejoy is sole owner).

(5)	The calculation of beneficial ownership includes 65,673 shares held in Mr. Maciolek’s retirement account.

(6)	The calculation of beneficial ownership includes 10,000 shares subject to outstanding options that are exercisable within 60 days of the table date.

(7)	The calculation of beneficial ownership includes 20,000 shares subject to outstanding options that are exercisable within 60 days of the table date.

(8)	The calculation of beneficial ownership includes 160,000 shares subject to outstanding options that are exercisable within 60 days of the table date.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for establishing and administering our executive compensation programs.  Our Compensation Committee has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the compensation discussion and analysis be included in this proxy statement.

The Compensation Committee:
Arnold S. Grundvig, Jr., Chairman
Dennis B. Goldstein
Richard Hardman
H. Allen Turner

The above report of our Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our Named Executive Officers (as hereafter defined) for 2010 should be read together with the compensation tables and related disclosures set forth below.  This compensation discussion and analysis has been prepared by our management and reviewed by our Compensation Committee and Board of Directors.  This discussion is intended to provide perspective and context for the compensation tables that follow.  After the review, the Compensation Committee recommended the inclusion of this compensation discussion and analysis in this proxy statement.  See “Report of the Compensation Committee” above.  This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs.  Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

This compensation discussion and analysis covers the following topics:

•	the philosophy and objectives of our executive compensation program;

•	our process of setting executive compensation;

•	the components of our executive compensation;

•	internal pay equity and risk assessment, and

•	the tax considerations of executive compensation.

Executive Compensation Philosophy

FX Energy is a unique, independent oil and gas company.  As the only U.S.-based company whose focus is on early-stage exploration in Poland and one of only a few of its size that operates outside the United States, we face many challenges that go beyond the typical risks associated with an established oil and gas company operating domestically.  These challenges include working with Poland’s governmental agencies as new energy policies and practices evolve, enhancing the knowledge base of the local industry, and working through a frequently changing political climate.  In addition, we face the risk of doing business in a former communist country, whose exploration and environmental laws are continuing to advance, and having a national oil company as the partner and operator of many of our significant exploration projects, which means we cannot control the timing and nature of many of our operations.

In addition, while we have been successful in our drilling operations and have established reserves and production, we continue to face significant exploration risk as we move forward.  We recognize our risk profile and consider this and our unique operating circumstances when we evaluate and set executive compensation.

Our philosophy is that compensation paid to our executives should generally be correlated to the trends and levels of our peers and should be designed to align the employees’ interests with our performance on both a short- and long-term basis.  Accordingly, a significant portion of total compensation is directly related to our performance.  In order to build a direct link between stockholder interests and executive compensation, we have equity and cash incentive compensation programs that may account for a majority of an executive’s compensation.  This practice parallels the compensation practices of our peer group.  In order to attract and retain the best talent, we compensate at a level that reflects the demand within our peer group for talented executives, especially in a cyclical industry environment.  In view of these circumstances, we must balance pay for performance with the compelling need to attract, retain, and incentivize senior executives.  The Compensation Committee has the discretion to reward executives for superior performance or to decrease compensation for inferior performance.

Executive Compensation Process

The Compensation Committee

The Compensation Committee’s responsibilities, which are more fully described in its charter, include each of the following:

•
developing and implementing compensation programs that enhance our ability to recruit and retain qualified directors, executives, and other personnel and developing and implementing equity and other performance awards programs that create long-term incentive for directors, executive management, and key employees by enabling them to acquire an equity stake in us;

•
outside the presence of the Chief Executive Officer, reviewing and recommending to the Board of Directors the amount and manner of compensation of the Chief Executive Officer for final determination by the Board of Directors;

•
consulting with and considering the recommendations of the Chief Executive Officer respecting the amount and manner of compensation of the other executive officers and recommending to the Board of Directors the amount and manner of compensation for such executive officers for final determination by the Board of Directors;

•	reviewing and recommending to the Board of Directors incentive awards under our equity and other award plans for executive officers, directors, employees, and other eligible participants; and

•
administering our long-term incentive plans in accordance with the terms and conditions of the plans; discharging any responsibilities imposed on, and exercising all rights and powers granted to, the Compensation Committee by the plans; and overseeing the activities of the individuals and entities responsible for the day-to-day operation and administration of the plans.

Benchmarking Against Peer Companies

We use both survey data and public information as a framework in structuring the total compensation opportunities provided to our Named Executive Officers, such that the average total compensation of the peer group can serve as an input.  Actual compensation paid will be higher or lower than peer group averages depending on a number of factors, including Company and individual performance, performance of the peer group, accomplishment of our goals, our financial condition, and industry and economic conditions generally.

We annually review competitive executive compensation based on public company data compiled by Equilar, Inc., an independent compensation data compiler.  We do not engage an independent compensation consultant.

In analyzing and determining 2010 compensation levels, we reviewed comparative compensation data for U.S.-traded public companies engaged in the oil and gas business that were similar to us in the areas of market capitalization, annual revenues, and enterprise value.  We believe that these criteria were effective in yielding an appropriate peer group of comparable companies.  The benchmarking results provided background and context for the Compensation Committee’s recommendations and decisions; the information regarding peer companies and pay practices of the peer group assisted in its analysis but did not govern the Compensation Committee’s award recommendation for any particular executive.  The industry peer group changes from time to time due to business combinations, asset sales, bankruptcies, and other types of transactions that cause peer companies to no longer exist or no longer be comparable as well as the emergence of new peers.  The Compensation Committee approves any revisions to the peer group on an annual basis.  The following 20 companies comprised the industry peer group used during 2010 in connection with executive compensation decisions:

Abraxas Petroleum Corp.	American Oil & Gas Corp.
Approach Resources, Inc.	Barnwell Industries, Inc.
Credo Petroleum Corp.	Double Eagle Petroleum Co.
GASCO Energy, Inc.	GASTAR Exploration Ltd.
GeoMet, Inc.	Harvest Natural Resources, Inc.
HKN, Inc.	Houston American Energy Corp.
Isramco, Inc.	Kodiak Oil & Gas Corp.
Panhandle Oil & Gas, Inc.	Rex Energy Corp.
Royale Energy, Inc.	Toreador Resources Corp.
TriValley Corp.	Warren Resources, Inc.

As part of the total compensation review process, the Compensation Committee reviews each element and the mix of compensation that comprises the total executive compensation package.  This process includes comparing historical data for the executives in the peer group to similar data for our executives.  With the assistance of the Chief Executive Officer, the Compensation Committee also assesses skills, experience, and achievements of the Named Executive Officers as a group and individually as the basis for its recommendations to the Board.  To support our compensation objectives, the Compensation Committee may recommend that the Board adjust elements of compensation for our executives to align them with the various elements of the peer group executives, making adjustments when appropriate in instances when the elements are not directly comparable.  In addition to adjusting the allocation among elements of compensation for the executive group or Chief Executive Officer, as the case may be, individual pay may differ for any executive based on individual performance, tenure, retention considerations, and a subjective assessment of future potential.  We may also adjust compensation or individual elements of compensation based on internal equity among the executive group.

In executive sessions outside the presence of the Chief Executive Officer, the Compensation Committee reviews and recommends to the Board compensation for the Chief Executive Officer based on his performance and using the benchmark data as a reference point.  In consultation with the Chief Executive Officer, the Compensation Committee then recommends to the Board the amount of compensation for the remaining executives.  The Compensation Committee considers each of the factors comprising performance results in recommending the amount of each executive’s compensation.  The Board then reviews and considers the Compensation Committee’s recommendation in the light of its own analysis of these compensation factors and with further input from the Chief Executive Officer.

Executive Compensation Components

Our Board-approved executive compensation program consists of five key elements: base salary, annual cash incentives, long-term incentives in the forms of cash, equity and executive royalty plan (which would be terminated upon approval of the 2011 Plan) participation, retirement compensation, and other employee benefits.  The benefit plans are designed to encourage retention and reward long-term employment.  We believe perquisites for senior executives should be extremely limited in scope and value and should also be restricted to those types of perquisites that are available to all employees.

We supplement this compensation with some downside protection to minimize the turnover of executive talent and to ensure that our executives’ attention remains focused on our and our stockholders’ interests.  Such downside protection includes the use of employment and change of control agreements, which are discussed in more detail below.

The actual amount ultimately realized by individual executives from their total compensation opportunities (other than base salary), if any, is dependent upon our actual operational, financial, and/or stock price performance as well as individual performance.  Accordingly, if overall results fail to meet the goals established for the compensation opportunities, then earned compensation is likely to fall below the peer group’s mean compensation, depending upon the performance of the companies within that group.  Conversely, if overall results exceed goals, then compensation is likely to exceed the peer group’s mean compensation.

Base Salary

To remain competitive with compensation levels of executives at comparable companies, we target the base pay of our executives at about the average of the peer group of companies identified above.  We believe that targeting base pay at a competitive level helps fulfill our compensation program objective of attracting and retaining high-quality executives.  Each executive’s salary relative to this competitive framework varies based on the level of his responsibility, experience, time in position, internal pay equity considerations, and individual performance and is reviewed by the Compensation Committee on an annual basis.  Specific salary adjustments take into account these factors and the current market for management talent.

Analysis of 2010 Salaries

As a result of a review of peer group and other compensation data available, including current compensation trends and talent demand in the oil and gas industry, and consideration of our financial condition, we determined to freeze 2010 Named Executive Officer salaries at their 2008 levels.  In late 2010, with the exception of one executive, we determined to continue that freeze through 2011.  We considered the impact of inflation in reviewing compensation levels and concluded that the level of inflation did not warrant salary changes.  In total, we anticipate that the executive group’s base salaries would approximate the average of our peer group for executives for both 2010 and 2011.

Annual Cash Incentives

As part of each executive’s performance-based compensation, we maintain the FX Energy Cash Bonus Plan (the “Bonus Plan”).  The purpose of the Bonus Plan is to make a significant portion of each executive’s total compensation variable based on our performance and the performance of the individual executive respecting goals that are set to enhance stockholder value over the long term.

The Bonus Plan calls for the Compensation Committee to review certain corporate performance criteria as it relates to our peers, as well as certain other absolute measures of performance, and leaves the Compensation Committee the discretion to consider the achievement of other specific corporate objectives, individual contributions, general economic conditions, and other factors when making incentive awards for each year.  The Compensation Committee uses this information to recommend annual incentive awards to the Board.  The Bonus Plan provides for a preliminary award near year-end based on an analysis of Company performance to date and preliminary peer group data, followed by a final payment (which may be zero) later, once all peer group prior-year performance data becomes available.

We set target awards as a percentage of base salary at about the estimated average of peer group award percentages.  Our success in meeting our corporate objectives (reviewed at year-end) and each particular executive’s role in meeting those objectives are used to determine whether the actual award should be above, below, or at the anticipated peer group average.

In determining short-term cash incentive awards, the Compensation Committee reviews corporate performance relative to our peer group in the following areas: (i) three-year revenue growth per share; (ii) three-year reserve volume growth per share; (iii) three-year finding and development cost per unit of reserves; and (iv) one-year stock price change.  Each measure comprises 12.5% of the incentive award.  For each measure, the peer group members, including the Company, are ranked by performance order and divided into quintiles.  The incentive award for each measure is determined by the quintile ranking of the Company within the peer group, and the percentage contributions of all four measures are added to determine the overall annual incentive award.  Award percentages for the various quintiles range ratably from 25% in the top quintile to 0% in the bottom quintile.

In addition, the Compensation Committee reviews absolute corporate performance in the following areas: (x) production volume per share at year-end; (xi) reserves volume per share at year-end; (xii) earnings before interest, taxes, depreciation, depletion, amortization, and exploration expenses (EBITDAX) per share at year-end; and (xiii) net asset value per share at year-end.  We compare these measures to our own three-year history.  Each of these measures also comprises 12.5% of the incentive award.  The incentive award for each measure is determined with reference to a matrix approved by the Compensation Committee at the beginning of the year, and the percentage contributions of all four measures are added to determine the overall annual incentive award.  Award percentages for the various quintiles range ratably from 25% at the top of the matrix to 0% in the bottom of the matrix.

We believe that success in these performance areas enhances stockholder value in both the short term and the long term.  Success in the areas of reserve additions and revenue growth, in particular, reflects our positive achievements in implementing our business model of translating early-stage exploration efforts into tangible assets and cash flow.  Lower than industry-average finding costs demonstrate our ability to find and drill exploration targets that contribute meaningfully to increases in reserve volumes and values.  Relative changes in share price reflect the market’s recognition of our progress in implementing our business model.  Success in the four absolute measures reflects the achievement of our internal objectives without regard to how our peers are performing.

2010 Incentive Awards

In determining a preliminary award for 2010, the Compensation Committee undertook the following review: (i) with respect to the Bonus Plan’s relative measures, the Compensation Committee compared our estimated 2010 performance to that of our peer group’s performance for the three-year period that ended in 2009; and (ii) with respect to the Bonus Plan’s absolute measures, the Compensation Committee compared our estimated 2010 performance with that of our own prior three-year performance.  Based on those reviews, the Board approved preliminary incentive awards for 2010, with the intent to review fully our relative and absolute performance and determine the final 2010 incentive awards after 2010 peer group data became available.  After such data became available, final aggregate 2010 incentive awards were determined as follows:

Executive Officer	Award

David N. Pierce	$240,813
Andrew W. Pierce	125,301
Jerzy Maciolek	125,301
Thomas B. Lovejoy	111,168
Clay Newton	71,166

Long-Term Incentives

Equity Awards

We have equity compensation plans under which we can make annual grants of stock awards to eligible Named Executive Officers and other employees.  Equity incentives have represented a significant element of our total compensation program.  As with other elements, the value received through various stock-based awards is included in our annual total compensation review process.  Each year, we collect and review competitive data from the peer group specifically on the use of, and value received through, equity incentives.  From this data, management develops and recommends annual awards.  Our philosophy is that the award opportunity should match the range of awards made by our peers.  Individual awards are then further modified, based on a subjective assessment of individual performance, contribution, and future potential.

Restricted stock awards to the majority of eligible senior management are our primary long-term equity incentive.  Restricted stock awards provide value in the form of our stock while resulting in lower share usage and lower dilution than the use of certain other types of equity awards.  In addition, the vesting conditions (discussed below) and opportunity for long-term capital appreciation, which are characteristic of restricted stock awards, help us achieve our objectives of management retention and linking pay to our long-term stockholder value.  In making restricted stock awards, we consider stock market overhang and run rates.  Restricted stock awards do not offer dividend or voting rights until they vest and the shares are subsequently released to the grantee.

Analysis of 2010 Equity Awards

Our equity component of compensation for senior executives was low compared to the average of the peer group; however, in view of the limited number of shares remaining available for future issuance under our equity compensation plans, the Compensation Committee recommended that the award remain unchanged for 2010.

Vesting and Other Restrictions

Annual equity awards granted under our equity compensation plans typically vest 33% on each of the first three anniversaries of their grant date, contingent on continued employment with us.  In the case of supplemental awards, we may use a shorter or longer vesting period depending upon our retention objectives for the individual recipient.  We believe that these provisions serve our objectives of retention and connecting the executives’ long-term interests to ours and to those of our stockholders.

Grant Timing and Pricing

We grant annual stock awards generally at or near our regularly scheduled, fourth quarter Board meeting each year.  Notwithstanding our grant schedule, we do not grant stock awards prior to the release of material, nonpublic information that is likely to result in change in our stock price.  We may change the date upon which equity awards are granted if there is unreleased material, nonpublic information.

Executive Royalty Plan

In early 2010, we adopted the FX Energy executive royalty incentive plan (the “Royalty Plan”).  The Royalty Plan reflected our intent to transition from annual restricted stock awards as the sole form of long-term incentive compensation for our executives to a long-term incentive compensation plan where a significant portion of the compensation is based on increases in our oil and gas revenues.

The purpose of the Royalty Plan is to maximize the economic incentive to the participants to encourage the highest potential drilling, accelerate and increase production and reserves, maximize our revenues, and generally enhance our ability to incentivize and retain valuable employees upon whom, in large measure, our continued revenue and reserve growth depends.  Accomplishing these goals, particularly through exploration on a limited budget, requires excellent exploration concepts, well-executed land acquisition strategies, creative financing, collaborative industry relationships, careful drilling, and prudent production.  The grants set forth in the Royalty Plan provide benefits only from production, which provides an economic incentive for bringing wells online as quickly as practicable.  These grants provide participants having managerial, professional, or other key decision-making responsibilities with an opportunity to participate in the results of successful acquisition, exploration, and production.  The Royalty Plan is intended as a complementary component of our overall compensation strategy.

The Royalty Plan involves the use of a 3% royalty pool, proportionally reduced to our working interest, on our oil and gas revenues from future wells, allocated among eight of our executives when the Royalty Plan was adopted, including our Named Executive Officers.  The Royalty Plan excludes all wells and geologic structures for which we had proved and probable reserves at the end of 2010.  Thus, the Royalty Plan would not apply to any of the wells now producing, nor would it apply to the three wells already drilled but not yet producing as of the end of 2010.  We have not paid anything under the Royalty Plan to date.  Subsequent to year-end 2010, we drilled the Lisewo well, which we believe is likely to commence production during 2013 and would be the first well included in the Royalty Plan.  The following table shows the Royalty Plan interests assigned to our Named Executive Officers:

Name	Percent of Participation in Royalty Plan

David N. Pierce	0.5283%
Thomas B. Lovejoy	0.3019
Andrew W. Pierce	0.4717
Jerzy B. Maciolek	0.4717
Clay Newton	0.2830

Only the eight named executives, including our above Named Executive Officers, would participate in the Royalty Plan.  There is no assurance that our executives will receive any future payments under this plan.

Participants whose employment is terminated by us for cause and participants who voluntarily terminate their employment with us before reaching 65 would have all rights under the Royalty Plan terminated as of the date of such termination other than the right to be paid respecting any production occurring prior to the date of such termination that has been allocated to that participant.

Participants with more than 15 years of employment who terminate their employment after age 65, participants with less than 15 years of employment who die or become disabled before reaching 65, and participants whose employment is terminated by us without cause, as defined, prior to the participant’s 15 years of employment before reaching 65 would retain all rights under the Royalty Plan to production from all wells commenced on or before the date of deemed termination and all wells drilled thereafter into fields penetrated by any well commenced on or before the date of such termination, but would not have any rights to royalties from any production from wells or fields not included in the above description.

The adoption of our Royalty Plan reflected a Board decision to continue to rely on restricted stock awards for long-term incentive compensation until wells drilled after December 31, 2010, have production that results in payments to our Named Executive Officers under the Royalty Plan or until there are no further shares available under our existing equity compensation plans.

Each of the Royalty Plan participants has agreed in writing to relinquish his or her Royalty Plan participation upon stockholder approval of the 2011 Plan and the grant of initial awards prior to December 31, 2011.  Upon such approval and initial grants, each participant’s Royalty Plan interest will be relinquished in accordance with such agreements and the Royalty Plan will terminate.

Future Long-Term Incentives

We are proposing for approval by the stockholders our 2011 Plan to supplement Prior Plans under which we currently have 510,262 additional shares available that could be used for equity incentive awards in the future.  Approval of the 2011 Plan would make additional shares available for future awards more comparable to the relatively larger number of historical grants by our peer group.

If the 2011 Plan is not approved by the stockholders at the Special Meeting, payments under the Royalty Plan would be treated as long-term incentive compensation in the future if and when we begin to make payments under the Royalty Plan.  In such circumstances, we expect that restricted stock or option awards under Prior Plans or other forms of long-term incentive compensation would be adjusted as necessary when Royalty Plan payments begin, to the extent appropriate, so that the aggregate long-term incentives in any year fall within the range of long-term incentive awards made by our industry peers.

Retirement Compensation

We do not offer a traditional pension plan.  We do have a 401(k) Stock Bonus Plan under which we make annual contributions, in the form of FX Energy stock, to the retirement account of each of our Named Executive Officers.  Each executive is encouraged to retain the contributed stock, and as of the date of this report, no executive has sold any of the shares so contributed.  We believe that offering this plan to executives is critical to achieve the objectives of attracting and retaining talent, particularly because we do not offer a defined benefit pension plan or any employee stock purchase, employee stock ownership, deferred compensation, or supplemental early retirement plans.

Other Compensation

We offer limited other perquisites and benefits to our executives, which are reflected in the relevant tables and narratives that follow.  The executives participate in basic Company-wide plans and programs, such as group medical, dental, and life insurance, in accordance with the terms of the programs and on the same terms as all other domestic administrative employees.  We do not offer disability insurance, automobile allowances, Company-provided automobiles, club memberships/dues, financial planning allowances, first-class travel, security services, or sign-on or retention bonuses.

Internal Pay Equity

Our core compensation philosophy is to pay our Named Executive Officers competitive levels of compensation that reflect their individual responsibilities and contributions to us, while providing incentives to achieve our business objectives.  While comparisons to compensation levels of similarly situated executives at companies in our peer group are beneficial in assessing the competitiveness of our various programs, we recognize that our compensation programs must also be internally consistent and equitable.  The Compensation Committee and Board evaluated the mix of the individual elements of compensation paid to our executives, as well as the overall composition and responsibilities of the executive team.  We do not have a formal policy that addresses Chief Executive Officer compensation multiples as they relate to other Named Executive Officers; however, the Chief Executive Officer’s total compensation has historically been less than 140% of the average total compensation of the other Named Executive Officers.

FX Energy was originally founded by three individuals, David N. Pierce (currently the Chief Executive Officer), Andrew W. Pierce, and Jerzy B. Maciolek.  In recognition of their initial vision and ongoing contribution to our success, we have determined that the salaries of Andrew W. Pierce and Jerzy Maciolek be set at the same level.

Risk Assessment

The Compensation Committee believes that its approach to choosing performance metrics and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives.  Several features of our programs reflect sound risk-management practices.  We believe our overall compensation program provides a reasonable balance between short- and long-term objectives, which helps mitigate the risk of excessive risk-taking in the short term.  Further, the performance criteria reviewed by the Compensation Committee in determining cash bonuses are Company-wide, and the Compensation Committee and Board use their subjective judgment and discretion in recommending and approving bonus levels for our officers.  This is based on the Compensation Committee’s and the Board’s belief that applying Company-wide metrics encourages decision making that is in the best long-term interests of the Company and our stockholders as a whole.  The multi-year vesting of our equity awards for executive compensation discourages excessive risk-taking and properly accounts for the time horizon of risk.

Tax Considerations

Impact of Internal Revenue Code Section 162(m)

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit our federal income tax deductions for compensation expense in excess of $1 million paid to Named Executive Officers.  However, performance-based compensation can be excluded from the limit so long as it meets certain requirements.

No executive of FX Energy, including our Chief Executive Officer, has received nonperformance-based compensation in any given year in excess of $1 million.

Section 409A of the Internal Revenue Code

To the extent one or more elements of compensation provided to executives is subject to Section 409A of the Internal Revenue Code, we intend that these elements be compliant so that the executives are not subject to increased income or penalty taxes imposed by Section 409A.  Section 409A requires that “deferred compensation” either comply with certain deferral election and payment rules or be subject to a 20% additional tax and in some circumstances penalties and interest imposed on the person who is to receive the deferred compensation.  We believe that if the adverse tax consequences of Section 409A become applicable to our compensation arrangements, such arrangements would be less efficient and less effective in incentivizing and retaining employees.  We intend to operate our compensation arrangements so that they are compliant with or exempt from Section 409A and have, therefore, amended or modified our compensation programs and awards, including our employment agreements, to the extent necessary to make them compliant or exempt.  We have also agreed to provide additional payments to our Named Executive Officers in the event that an additional tax is imposed under Section 409A.

2010 Summary Compensation Table

The following table summarizes the compensation of our Chief Executive Officer and our four highest paid executive officers other than our Chief Executive Officer (“Named Executive Officers”) for the fiscal year ended December 31, 2010:

				Stock	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)

David N. Pierce	2010	$367,500	$240,813(3)	$254,100	$ 67,572	$ 929,985(3)
President, Chief Executive Officer	2009	367,500	300,582(4)	115,500	77,092	860,674(4)
	2008	367,500	244,044(5)	115,080	69,125	795,749(5)

Thomas B. Lovejoy	2010	262,500	111,168(3)	145,200	75,101	593,969 (3)
Chairman, Executive Vice President	2009	262,500	139,022(4)	66,000	78,843	546,365(4)
	2008	262,500	102,038(5)	65,760	72,283	502,581(5)

Andrew W. Pierce	2010	283,500	125,301(3)	226,875	58,802	694,478(3)
Vice President Operations	2009	283,500	167,293(4)	103,125	59,815	613,733(4)
	2008	283,500	189,812(5)	102,750	55,194	631,256(5)

Jerzy B. Maciolek	2010	283,500	125,301(3)	226,875	69,101	704,777 (3)
Vice President Exploration	2009	283,500	167,293(4)	103,125	75,252	629,170(4)
	2008	283,500	189,812(5)	102,750	68,545	644,607(5)

Clay Newton	2010	210,000	71,166(3)	136,125	63,335	480,626 (3)
Vice President Finance	2009	210,000	67,146(4)	61,875	72,444	411,465(4)
	2008	210,000	63,539(5)	61,650	61,994	397,183(5)
________________

(1)
The amount includes the fair value of stock awards on the date of grant as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, formerly Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment.  The 2008 values were recalculated from the amounts shown in prior proxy statements to reflect the grant date fair value, as required by SEC rules now in effect.  For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.  The table below shows the 2010 stock grants to each of the Named Executive Officers:

Name	Restricted Shares

David N. Pierce	42,000
Thomas B. Lovejoy	24,000
Andrew W. Pierce	37,500
Jerzy B. Maciolek	37,500
Clay Newton	22,500

(2)	The amounts reported for each of the Named Executive Officers in “All Other Compensation” for 2010 are shown below (in dollars):
	Registrant Contributions
	to Defined Contribution	Insurance Premiums and
Name	Plans	Medical Reimbursement

David N. Pierce	$49,000	$18,572
Thomas B. Lovejoy	49,000	26,101
Andrew W. Pierce	49,000	9,802
Jerzy B. Maciolek	49,000	20,101
Clay Newton	42,000	21,335

(3)
The bonus consists of a preliminary award under our Bonus Plan for 2010 that was reported in our annual report on Form 10-K, plus a subsequent award approved by the Board in May 2011 following the review of peer group compensation data.

(4)
The bonus consists of a preliminary award under our Bonus Plan for 2009 that was reported in our annual report on Form 10-K, and a final award that was approved by the Board on July 9, 2010, and reported on Form 8-K on July 15, 2010.

(5)
Includes additional bonus awards in November 2009 for 2008 under our Bonus Plan, based on the Board’s consideration of final peer group performance data for 2008, that are payable if our corporate EBITDAX exceeds $2.0 million for three consecutive months.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

We maintain the following executive compensation programs for our Named Executive Officers:

•	base salary;

•	annual cash incentive compensation;

•	equity-based awards;

•	retirement benefits;

•	other employee benefits; and

•	employment and change in control agreements

We include further details regarding these programs, including information on performance criteria and vesting provisions, in the “Compensation Discussion and Analysis—Executive Compensation Philosophy” section on page 13.

Outstanding Equity Awards at 2010 Year-End

The following table reflects outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2010, for each of the Named Executive Officers.  The table also reflects unvested and unearned stock awards:

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number	Value of
			Incentive					of	Unearned
	Number of		Plan				Market	Unearned	Shares,
	Securities		Awards:			Number of	Value of	Shares,	Units or
	Underlying	Number of	Number of			Shares or	Shares or	Units or	Other
	Unexer-	Securities	Securities			Units of	Units of	Other	Rights
	cised	Underlying	Underlying			Stock	Stock	Rights	That
	Options (#)	Unexercised	Unexercised	Option	Option	Held That	That Have	That Have	Have
	Exer-	Options (#)	Unearned	Exercise	Expiration	Have Not	Not	Not	Not
Name	cisable(1)	Unexercisable	Options(#)	Price($)	Date	Vested(#)	Vested($)(2)	Vested(#)	Vested($)

David N. Pierce	-	-	-	$ -	-	84,000(3)	$516,600	-	-
	85,000	-	85,000	8.37	08/31/11	-	-	-	-
Thomas B. Lovejoy	-	-	-	-	-	48,000(4)	295,200	-	-
	75,000	-	75,000	8.37	08/31/11	-	-	-	-
Andrew W. Pierce	-	-	-	-	-	75,000(5)	461,250	-	-
	75,000	-	75,000	8.37	08/31/11	-	-	-	-
Jerzy B. Maciolek	-	-	-	-	-	75,000(6)	461,250	-	-
	175,000	-	175,000	8.37	08/31/11	-	-	-	-
Clay Newton	-	-	-	-	-	45,000(7)	276,750	-	-
	55,000	-	55,000	8.37	08/31/11	-	-	-	-

(1)
We granted all options seven years prior to the expiration date.  The options vested ratably over a three-year period beginning with the first third vesting one year after the date of grant, the second third vesting two years after the date of grant, and the final third vesting three years after the date of grant.

(2)	Market value of shares of stock that have not vested is based on the December 31, 2010, closing market price for a share of our common stock, which was $6.15.

(3)
Mr. Pierce’s restricted shares will vest as follows: 42,000 shares on December 21, 2011; 28,000 shares on December 21, 2012; 14,000 shares on December 21, 2013.  All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled.  Restricted stock awards also vest fully on a change in control.  Subsequent to December 31, 2010, Mr. Pierce exercised options to purchase 85,000 shares by tendering options to purchase 73,270 shares for cancellation, resulting in the net issuance of 11,730 shares.

(4)
Mr. Lovejoy’s restricted shares will vest as follows: 24,000 shares on December 21, 2011; 16,000 shares on December 21, 2012; 8,000 shares on December 21, 2013.  All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled.  Restricted stock awards also vest fully on a change in control.  Subsequent to December 31, 2010, Mr. Lovejoy exercised options to purchase 75,000 shares by tendering options to purchase 64,650 shares for cancellation, resulting in the net issuance of 10,350 shares.

(5)
Mr. Pierce’s restricted shares will vest as follows: 37,500 shares on December 21, 2011; 25,000 shares on December 21, 2012; 12,500 shares on December 21, 2013.  All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled.  Restricted stock awards also vest fully on a change in control.  Subsequent to December 31, 2010, Mr. Pierce exercised options to purchase 75,000 shares by tendering options to purchase 64,650 shares for cancellation, resulting in the net issuance of 10,350 shares.

(6)
Mr. Maciolek’s restricted shares will vest as follows: 37,500 shares on December 21, 2011; 25,000 shares on December 21, 2012; 12,500 shares on December 21, 2013.  All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled.  Restricted stock awards also vest fully on a change in control.  Subsequent to December 31, 2010, Mr. Maciolek exercised options to purchase 175,000 shares by tendering options to purchase 150,850 shares for cancellation, resulting in the net issuance of 24,150 shares.

(7)
Mr. Newton’s restricted shares will vest as follows: 22,500 shares on December 21, 2011; 15,000 shares on December 21, 2012; 7,500 shares on December 21, 2013.  All of the restricted shares will also vest if we terminate his employment other than for cause or if he dies or becomes disabled.  Restricted stock awards also vest fully on a change in control.

Option Exercises and Stock Vested During 2010

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)(1)	Acquired on Vesting (#)	on Vesting ($)(2)

David N. Pierce	85,000	$73,100	42,000	$254,100
Thomas B. Lovejoy	75,000	72,750	24,000	145,200
Andrew W. Pierce	75,000	64,500	37,500	226,875
Jerzy B. Maciolek	75,000	72,750	37,500	226,875
Clay Newton	81,000	65,700	22,500	136,125

(1)	This value is the difference between the option exercise price and the market value of the underlying shares on the date of exercise, multiplied by the number of shares.

(2)	This value is the market value of the shares on the vesting date multiplied by the number of shares.

Other Potential Post-Employment Compensation

As discussed previously, we face many risks that are not shared by the majority of our peer group companies.  In addition to these risks, our Named Executive Officers are required to spend a considerable amount of time out of the United States as we pursue our business objectives.  Further, our analysis of the accumulated wealth of our Named Executive Officers shows that a significant portion of their individual net worth is tied to the performance of our common stock.

In view of the foregoing and as part of our program to retain our key employees, we have extended employment and change in control agreements to all of our Named Executive Officers.  These are separate agreements, with the employment agreement covering only the terms of employment and the change in control agreement covering only a change in Company control.  The following summaries describe potential payments payable to our Named Executive Officers upon termination of employment or a change in control.  The actual payments to executives are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates, as well as the discretion of the Compensation Committee.

Employment Agreements

We have entered into agreements with each of our Named Executive Officers providing for the terms of employment.  Each of the agreements has an initial term of two and one-half years; provided, however, that such agreements will automatically be renewed each year for successive two and one-half year terms unless we deliver to the applicable executive written notice of nonrenewal at least 40 days before the expiration date.  All of the agreements were entered into on January 1, 2007.  Notwithstanding the foregoing, these agreements automatically terminate upon the earlier of a change in corporate control (as defined in the change in corporate control agreements described below) or such time as the applicable executive ceases to be employed by us for any reason.

Change in Control Agreements

We also have agreements with our Named Executive Officers providing for certain enhanced severance benefits in the event of the severance of the employment of such Named Executive Officer following a change in corporate control.  Each of the agreements has an initial term of one year, and the expiration date will automatically be extended for one additional year unless in the 60-day period immediately preceding any anniversary date of the agreement, either we or the applicable executive rejects such automatic extension.  These agreements were entered into on January 1, 2007.

David N. Pierce

If we terminate Mr. Pierce’s employment other than for cause (as defined in the agreement) or Mr. Pierce resigns for cause (as defined in the agreement), Mr. Pierce will be entitled to severance pay and up to 24 months of continued health care coverage.  The severance pay is payable in a lump sum six months after his termination and is equal to two times the greater of: (i) his then current annual salary; or (ii) his salary plus bonus compensation for the year most recently ended, including amounts subsequently awarded under our Bonus Plan respecting such year after final peer group performance data are available.  In addition, all unvested options, restricted shares, and other equity-based awards will be immediately vested.  Under Mr. Pierce’s change in control agreement, Mr. Pierce will be entitled to receive similar severance payments and benefits as those described above if we terminate his employment other than for cause or Mr. Pierce’s employment is terminated by death or disability within two years after a change in control (as defined in the agreement).

If Mr. Pierce’s employment had been terminated under the circumstances noted in the table below as of December 31, 2010, payments and benefits to him would have an estimated potential value as follows:

			Value of
			Accelerated
Termination Reason	Cash Severance	Benefits(1)	Equity Awards	Total(1)

Retirement / Voluntary / With Cause	$ -	$ -	$ -	$ -
Without Cause /Change in Control / Death	1,216,626	21,703	516,600	1,754,929

(1)	Includes two years of group medical, dental, and life insurance premiums.

Named Executive Officers (Other Than David N. Pierce)

Assuming the employment of the Named Executive Officers noted in the tables below was terminated under the circumstances noted in the table on December 31, 2010, payments and benefits to each Named Executive Officer would have estimated potential values as follows:

			Value of
			Accelerated
Termination Reason	Cash Severance	Benefits(1)	Equity Awards	Total(1)

Retirement / Voluntary / With Cause	$ -	$ -	$ -	$ -
Without Cause /Change in Control / Death
Thomas B. Lovejoy	747,336	24,084	295,200	1,066,620
Andrew W. Pierce	817,602	8,646	461,250	1,287,498
Jerzy B. Maciolek	817,602	20,869	461,250	1,299,721
Clay Newton	562,332	19,523	276,750	858,605

(1)	Includes two years of group medical, dental, and life insurance premiums.

2010 Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2010.  Directors who are our employees are not compensated for their services:

					Change in
	Fees				Pension Value
	Earned			Non-Equity	and
	or			Incentive	Nonqualified	All Other
	Paid in	Stock	Option	Plan	Deferred	Compen-
	Cash	Awards	Awards	Compensation	Compensation	sation
Name	($)(1)	($)(2)	($)	($)	Earnings	($)(3)	Total ($)

Dennis B. Goldstein(4)	$51,000	$ 72,600	-	-	-	$ -	$123,600
H. Allen Turner(5) (6)	56,000	36,300	-	-	-	-	92,300
Richard Hardman(7)	28,000	163,350	-	-	-	57,000	248,350
Arnold S. Grundvig, Jr.(5)	51,000	36,300	-	-	-	-	87,300

(1)	Non-employee directors receive the following annual cash compensation:
·	an annual retainer of $20,000;
·	an additional annual retainer of $20,000 for the Lead Director;
·	an additional annual retainer of $20,000 for the Capital Markets Director;
·	a fee of $2,000 for each Board meeting attended;
·	a fee of $750 for each Audit Committee meeting attended;
·	an annual retainer of $5,000 for the chairman of the Audit Committee;
·	an annual retainer of $20,000 for the chairman of the Compensation Committee; and
·
each director is entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities.

(2)	Non-employee directors receive the following annual stock awards:
·	an annual grant of 6,000 shares of restricted stock;
·	an additional annual grant of 6,000 shares of restricted stock for the Lead Director; and
·	an annual grant of 27,000 shares of restricted stock for the Technical Advisor.

The amount includes the fair value of stock awards on the date of grant as calculated in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions, see Note 1 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

(3)	Annual consulting fees of $57,000 for the Technical Advisor to the Board of Directors.

(4)	Lead Director and Chairman of the Nomination and Governance Committee.

(5)
Mr. Grundvig served as Chairman of the Audit Committee until June 4, 2007, at which time Mr. Turner was appointed to serve as Chairman of the Audit Committee.  Mr. Grundvig was appointed Chairman of the Compensation Committee in 2009.

(6)	Capital Markets Advisor to the Board of Directors.

(7)	Technical Advisor to the Board of Directors.

OTHER MATTERS

Management does not know of any business other than that referred to herein that may be considered at the Special Meeting.  If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided.  The signing of a proxy by no means prevents your attending the meeting.

FX ENERGY, INC.
By Order of the Board of Directors

/s/ Scott J. Duncan
Scott J. Duncan, Secretary
Salt Lake City, Utah
August 9, 2011

APPENDIX A

FX ENERGY, INC.
2011 INCENTIVE PLAN

FX ENERGY, INC. (the “Company”), hereby establishes an equity compensation plan to be known as the FX ENERGY, INC., 2011 INCENTIVE PLAN (the “Plan”).  The Plan is effective as of September [__], 2011 (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders (the date of such stockholder approval being the “Approval Date”).  Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

1.           Purpose, Duration.

(a)           Purpose.  The purpose of the Plan is to attract and retain directors, officers, other Employees of the Company and its Subsidiaries, and others who are not Employees, but who have contributed, or are expected to contribute, to the success of the Company or who are important to the continued business and operations of the Company, and to provide to such persons incentives and rewards for superior performance.

(b)           Duration.  No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date.  The Plan will remain in effect respecting outstanding Awards until no Awards remain outstanding.

(c)           Prior Plans.  If the Company’s stockholders approve the Plan, each of the Company’s FX Energy, Inc. 2003 Long-Term Incentive Plan and FX Energy, Inc. 2004 Long-Term Incentive Plan under which the Company currently may grant awards, as well as all other stockholder-approved plans under which the Company has previously made awards that may be terminated, expire, or otherwise not result in the issuance of shares as provided in such plan, to the extent not previously terminated in accordance with its terms (“Prior Plans”), shall be terminated on the Effective Date.  Notwithstanding the termination of all Prior Plans, all shares available or that become available under the Prior Plans for awards shall be available for Award under this Plan, and all outstanding awards under the Prior Plans as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the applicable Prior Plan.

2.           Definitions.  As used in the Plan, the following definitions shall apply:

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under Nevada corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any other country or jurisdiction whose residents are granted Awards under the Plan.

“Approval Date” has the meaning given such term in the introductory paragraph.

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Company’s Board of Directors.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment agreement, if any, between the Participant and the Company or Subsidiary.  If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean that: (a) the Participant has materially breached the terms of such Participant’s employment by the Company; (b) the Participant, in the determination of the Board, has been grossly negligent in the performance of his duties; (c) the Participant has substantially failed to meet written standards established by the Company or Subsidiary for the performance of his duties; (d) the Participant has engaged in material willful or gross misconduct in the performance of his duties; or (e) a final nonappealable conviction of, or a plea of guilty or nolo contendere by, the Participant to a felony or misdemeanor involving fraud, embezzlement, theft, or dishonesty or other criminal conduct against the Company or Subsidiary has been entered.  Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause, without: (y) reasonable notice to the Participant setting forth the reasons for the Company’s or Subsidiary’s intention to terminate for Cause; and (z) delivery to the Participant of written notice of termination setting forth the finding that in the good faith opinion of the Board that the Participant was guilty of Cause and specifying the particulars thereof in detail.  The Plan Administrator may, in its discretion, waive all or part of the provisions of this paragraph respecting any individual Participant regarding the facts and circumstances of any particular situation involving a determination under this paragraph.

“Change of Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date hereof is a director or officer of the Company is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the combined voting power of the Company’s then-outstanding securities; (b) there is a merger or consolidation of the Company; or (c) the business or businesses of the Company for which the Participant’s services are principally performed are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets of the Company, or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or the rules of the principal securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations, or other actions of the Committee.

“Company” means FX Energy, Inc., and any successor thereto.

2

“Consultant” means any person, including an adviser, engaged by the Company or a Subsidiary to render services to such entity, including, at the discretion of the Plan Administrator, an entity that is not a natural person, so long as such person: (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction; (b) does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) can be covered as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 registration statement.

“Date of Grant” means the date as of which an Award is determined to be effective and granted pursuant to the Plan as designated in a resolution by the Plan Administrator.  The Date of Grant shall not be earlier than the date of the resolution and action therein by the Plan Administrator.  In no event shall the Date of Grant be earlier than the Effective Date.

“Effective Date” has the meaning given such term in the introductory paragraph.

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules, and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies: (i) respecting Stock Options, Stock Appreciation Rights, and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Plan Administrator through the application of a reasonable valuation method, taking into account all information material to the Company’s value, within the meaning of Section 409A of the Code; and (ii) respecting all other Awards, the fair market value as determined by the Plan Administrator in good faith.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Outside Director” means any individual who is a member of the Board who is not an Employee.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

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“Performance Objective” means any performance objective or objectives established by the Plan Administrator pursuant to the Plan, as more fully set forth in Subsection 13(b).

“Plan” means this FX Energy, Inc., 2011 Incentive Plan, as amended from time to time.

“Plan Administrator” means the Board or a Committee designated by the Board.

“Prior Plans” has the meaning given such term in Subsection 1(c).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of Common Stock of the Company, $0.001 par value, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6.  Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) respecting an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of the Company’s stock, within the meaning of Section 422 of the Code.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed, or final Treasury Regulations.

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3.           Shares Available Under the Plan.

(a)           Shares Available for Awards.  The Company may issue or deliver pursuant to Awards under the Plan an aggregate of 3,900,000 Shares, plus the number of Shares that, on the Approval Date, are available to be granted under the Prior Plans but are not then subject to outstanding awards under the Prior Plans or which may become available under such Prior Plans in accordance with their terms, all of which may be granted as Incentive Stock Options or other Awards.  Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.  The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

(b)           Annual Awards.  Subject to the discretion of the Plan Administrator, it is intended that on or before December 31, 2011, and December 31 of each subsequent year, the Plan Administrator will grant Awards for an aggregate of that number of Shares that is equal to 1.82% of the total number of Shares of the Company then issued and outstanding (or such lesser number as may remain available under the Plan) and that such Awards will consist of two-thirds Stock Options and one-third Restricted Shares, solely with time-based vesting in equal thirds on the first, second, and third anniversary of grant, and otherwise with terms and conditions specified in accordance with the terms of the Plan.

(c)           Share Usage.  In addition to the number of Shares provided for in Subsection 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Outside Directors as the result of a merger or other corporate transaction involving such company and the Company or any of its Subsidiaries (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plans as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (v) any Shares from Awards exercised for, or settled in, vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision, or agreement; (vi) Shares subject to Stock Options deemed surrendered in a net exercise of Stock Options or exercise by attestation; and (vii) Shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of any Stock Option; provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of a Stock Option or upon the vesting of Restricted Shares or Restricted Share Units, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Restricted Shares are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.  Without limiting the foregoing, only the number of Shares used to settle any Stock Appreciation Right upon exercise shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares subject to any Stock Appreciation Right.

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(d)           Per Participant Limits.  Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply respecting Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 400,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 200,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $2,000,000 or a number of Shares having an aggregate Fair Market Value on the day preceding the Date of Grant not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $100,000.  The Plan Administrator may, in its sole discretion, issue Awards in excess of the above limitations that are not intended to qualify for the Performance-Based Exception.

4.           Administration of the Plan.

(a)           In General.  The Plan shall be administered by the Plan Administrator, which shall have full and final authority in its discretion to take all actions determined to be necessary in the administration of the Plan, including discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards in a manner consistent with the Plan; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions, and limitations applicable to any Award or accelerate the vesting or exercisability of any Award in a manner consistent with the Plan; (v) construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; and (vii) take such other action, not inconsistent with the terms of the Plan, as the Plan Administrator deems appropriate.  To the extent permitted by Applicable Laws, the Plan Administrator may, in its discretion, delegate to one or more Outside Directors or Employees any of the Plan Administrator’s authority under the Plan other than the authority to approve Awards to persons eligible to receive Awards under the Plan who are: (x) subject to Section 16 of the Exchange Act; or (xi) at the time of such approval, a “covered employee” under Section 162(m) of the Code.  The acts of any such delegates shall be treated hereunder as acts of the Plan Administrator respecting any matters so delegated.

(b)           Determinations.  The Plan Administrator shall have no obligation to treat Participants or eligible Participants uniformly, and the Plan Administrator may make determinations under the Plan selectively among Participants who receive, or Employees or Outside Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Outside Directors are similarly situated).  All determinations and decisions made by the Plan Administrator pursuant to the provisions of the Plan and all related orders and resolutions of the Plan Administrator shall be final, conclusive, and binding on all persons, including the Company and its Subsidiaries, stockholders, Outside Directors, Employees, Participants, and their estates and beneficiaries, except in the case of manifest error or bad faith.

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(c)           Authority of the Board.  The Board may reserve to itself any or all of the authority or responsibility under the Plan or may act as the Plan Administrator for any and all purposes, provided that, at such times that the Board is acting as the Plan Administrator, only those persons who meet the qualifications set forth in the definition of Committee herein shall vote on matters concerning the Plan to the extent required by Applicable Laws.  To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as Plan Administrator, it shall have all the powers of the Plan Administrator hereunder, and any reference herein to the Plan Administrator (other than in this Subsection 4(c)) shall include the Board.  To the extent that any action of the Board under the Plan conflicts with any action taken by the Plan Administrator, the action of the Board shall control.

(d)           Indemnity.  Each person who is or shall have been a member of the Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon, or reasonably incurred by, that person in connection with or resulting from any claim, action, suit, or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company’s approval, or paid by that person in satisfaction of any judgment in any such action, suit, or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise or any power that the Company may have to indemnify them or hold them harmless.

5.           Eligibility and Participation.  Each Employee, Outside Director, and Consultant is eligible to participate in the Plan.  Subject to the provisions of the Plan, the Plan Administrator may, from time to time, select from all eligible Employees, Outside Directors, and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award, all in a manner consistent with the Plan.

6.           Stock Options.  Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Plan Administrator in its sole discretion.

(a)           Award Agreement.  Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.  The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

(b)           Exercise Price.  The exercise price per Share of a Stock Option shall be determined by the Plan Administrator at the time the Stock Option is granted, shall be specified in the related Award Agreement, and shall be equal to 100% of the Fair Market Value of a Share on the Date of Grant.

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(c)           Term.  The term of a Stock Option shall be determined by the Plan Administrator, as shall be set forth in the related Award Agreement, and shall not be less than seven years or more than 10 years from its Date of Grant.

(d)           Exercisability.  Stock Options shall become exercisable at such times, and upon such terms and conditions, as shall be determined by the Plan Administrator and set forth in the related Award Agreement, in all cases consistent with the Plan.  Such terms and conditions shall include the satisfaction of time-based vesting requirements.

(e)           Exercise of Stock Options.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable.  A Stock Option shall be exercised by delivery of a notice of exercise to the Company or its designee in a form specified by the Company that sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares.  The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value on the day preceding the date of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii), and (iii); or (v) through any other method approved by the Plan Administrator in its sole discretion.  As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f)           Special Rules Applicable to Incentive Stock Options.  Notwithstanding any other provision in the Plan to the contrary:

(i)           Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries.  The terms and conditions of Incentive Stock Options shall be subject to, and comply with, the requirements of Section 422 of the Code.

(ii)           To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)           No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless: (1) the exercise price per Share of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the Date of Grant) of a Share on the Date of Grant; and (2) the term of such Incentive Stock Option does not exceed five years from the Date of Grant.

7.           Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Plan Administrator in its sole discretion.

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(a)           Award Agreement.  Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.

(b)           Exercise Price.  The exercise price per Share of a Stock Appreciation Right shall be determined by the Plan Administrator at the time the Stock Appreciation Right is granted, shall be specified in the related Award Agreement, and shall be equal to 100% of the Fair Market Value of a Share on the Date of Grant.

(c)           Term.  The term of a Stock Appreciation Right shall be determined by the Plan Administrator, as shall be set forth in the related Award Agreement, and shall not be less than seven years or more than 10 years from its Date of Grant.

(d)           Exercisability of Stock Appreciation Rights.  A Stock Appreciation Right shall become exercisable at such times, and upon such terms and conditions, as may be determined by the Plan Administrator and set forth in the related Award Agreement.  Such terms and conditions shall include the satisfaction of time-based vesting requirements.

(e)           Exercise of Stock Appreciation Rights.  Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable.  A Stock Appreciation Right shall be exercised by delivery of a notice of exercise to the Company or its designee in a form specified by the Company that sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised.  Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to the excess of the Fair Market Value of a Share on the exercise date over the exercise price per Share, multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.  A Stock Appreciation Right may be settled in whole Shares or cash, or a combination thereof, as specified by the Plan Administrator in the related Award Agreement.

8.           Restricted Shares.  Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Plan Administrator in its sole discretion.

(a)           Award Agreement.  Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.

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(b)           Terms, Conditions, and Restrictions.  The Plan Administrator shall impose such other terms, conditions, and/or restrictions on any Restricted Shares as it may deem advisable, including restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements, all in a manner consistent with the Plan.  Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.  Subject to Sections 18 and 20 of the Plan, or as provided in the related Award Agreement in connection with a Change of Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause, or termination of employment or service for good reason: (i) no condition on vesting of Restricted Shares that is based upon the achievement of Performance Objectives shall be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Shares that is based solely upon continued employment or service shall provide for vesting in full of the Restricted Shares more quickly than three years from the Date of Grant (which vesting period may lapse at such times or in such manner as specified in the Award Agreement).

(c)           Custody of Certificates.  To the extent deemed appropriate by the Plan Administrator, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions, and/or restrictions applicable to such Shares have been satisfied or lapse.

(d)           Rights Associated with Restricted Shares during Restricted Period.  During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid respecting such Restricted Shares during the restricted period.  The Award Agreement may require that receipt of any dividends or other distributions respecting the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid.  Notwithstanding the preceding sentence, dividends or other distributions respecting Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

9.           Restricted Share Units.  Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Plan Administrator in its sole discretion.

(a)           Award Agreement.  Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.

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(b)           Terms, Conditions, and Restrictions.  The Plan Administrator shall impose such other terms, conditions, and/or restrictions on any Restricted Share Units as it may deem advisable, including a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives, or time-based restrictions or holding requirements.  Subject to Sections 18 and 20 of the Plan, or as provided in the related Award Agreement in connection with a Change of Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause, or termination of employment or service for good reason: (i) no condition on vesting of Restricted Share Units that is based upon the achievement of Performance Objectives shall be based on performance over a period of less than one year; and (ii) no condition on vesting of Restricted Share Units that is based solely upon continued employment or service shall provide for vesting in full of the Restricted Share Units more quickly than three years from the Date of Grant (which vesting period may lapse at such times or in such manner as specified in the Award Agreement).

(c)           Form of Settlement.  Restricted Share Units may be settled in whole Shares or cash, or a combination thereof, as specified by the Plan Administrator in the related Award Agreement.

(d)           Dividend Equivalents.  Restricted Share Units may provide the Participant with dividend equivalents on a current, deferred, or contingent basis, and either in cash or in additional Shares, as determined by the Plan Administrator in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents respecting Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

10.           Other Share-Based Awards.  Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Plan Administrator in its sole discretion.  Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on, the Fair Market Value of Shares and shall be in such form as the Plan Administrator shall determine, including time-based or performance-based units that are settled in Shares and/or cash.

(a)           Award Agreement.  Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement, and such other terms and conditions as the Plan Administrator shall determine that are not inconsistent with the terms and conditions of the Plan.  Subject to Sections 18 and 20 of the Plan, or as provided in the related Award Agreement in connection with a Change of Control or a Participant’s death, disability, retirement, involuntary termination of employment or service without Cause, or termination of employment or service for good reason: (i) no condition on vesting of an Other Share-Based Award that is based solely upon the achievement of Performance Objectives shall be based on performance over a period of less than one year; and (ii) no condition on vesting of an Other Share-Based Award that is based upon continued employment or service shall provide for vesting in full of the Other Share-Based Award more quickly than three years from the Date of Grant (which vesting period may lapse at such times or in such manner as specified in the Award Agreement).

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(b)           Form of Settlement.  An Other Share-Based Award may be settled in whole Shares or cash, or a combination thereof, as specified by the Plan Administrator in the related Award Agreement.

(c)           Dividend Equivalents.  Other Share-Based Awards may provide the Participant with dividend equivalents on a current, deferred, or contingent basis, and either in cash or in additional Shares, as determined by the Plan Administrator in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents respecting Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

11.           Cash-Based Awards.  Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts, and upon such other terms and conditions, as shall be determined by the Plan Administrator in its sole discretion.  Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement, and the other terms and conditions, as applicable, of such Award, which may include restrictions based on the achievement of specific Performance Objectives.

12.           Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant.  Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this section): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the Award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death.  Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.           Compliance with Section 162(m).

(a)           In General.  Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards, and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception.  As determined by the Plan Administrator in its sole discretion, the grant, vesting, exercisability, and/or settlement of any Award intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Plan Administrator.  Any such Award must meet the requirements of this Section 13.

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(b)           Performance Objectives.  A Performance Objective may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, lines of activity, geographic areas or the performance of the individual Participant, and may include Performance Objectives, or combinations of one or more Performance Objectives, set forth below in this Subsection 13(b).  Performance Objectives may be made relative to the Company’s own history or relative to the performance of a group of comparable companies or published or special index that the Plan Administrator, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices.  Performance Objectives may be based on specified levels of, or growth in, one or more of the following criteria, which may be calculated either absolutely or on a per-share basis: revenues; revenue growth over a specified period; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; earnings per share; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; earnings before or after interest, taxes, depreciation, depletion, amortization, exploration, or extraordinary or special items; operating income before or after interest, taxes, depreciation, depletion, amortization, or extraordinary or special items; return on investment; oil and gas reserve volume or value growth; production volumes; oil and gas reserve finding costs; net asset values; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; and stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and Employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates, and joint ventures.

(c)           Establishment of Performance Goals.  The Plan Administrator shall establish for all Awards intended to qualify for the Performance-Based Exception: (i) the applicable Performance Objectives and performance period; and (ii) the formula for computing the payout.  Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) 90 days after the beginning of the applicable performance period; or (xi) the expiration of 25% of the applicable performance period.

(d)           Certification of Performance.  Respecting any Award intended to qualify for the Performance-Based Exception, the Plan Administrator shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and if they have, ascertain the amount of the payout or vesting of the Award.  Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Plan Administrator certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

(e)           Negative Discretion.  The Plan Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives for any Award intended to qualify for the Performance-Based Exception.

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14.           Transferability.  Except as otherwise determined by the Plan Administrator, no Award or dividend equivalents paid respecting any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided that, if so determined by the Plan Administrator, each Participant may, in a manner established by the Board or the Plan Administrator, designate a beneficiary to exercise the rights of the Participant respecting any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award.  Except as otherwise determined by the Plan Administrator, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15.           Adjustments.  In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Plan Administrator shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan, and respecting outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price, grant price, or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants.  In the event of any other change in corporate capitalization, or in the event of a merger, liquidation, or similar transaction, the Plan Administrator may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that unless otherwise determined by the Plan Administrator, the number of Shares subject to any Award shall always be rounded down to a whole number.  Notwithstanding the foregoing, the Plan Administrator shall not make any adjustment pursuant to this Section 15 that would: (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify; (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A; or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.  The determination of the Plan Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16.           Fractional Shares.  The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Plan Administrator, fractional shares shall be settled in cash.

17.           Withholding Taxes.  To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code, or otherwise respecting an Award.  The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or to recognize the transfer or disposition of Shares until such obligations are satisfied.  Except to the extent such obligations are paid in cash, the Plan Administrator shall permit and may require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value on the day preceding the date of vesting or settlement equal to the minimum amount required to be withheld or paid.  Any such elections are subject to such conditions or procedures as may be established by the Plan Administrator.

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18.           Foreign Employees.  Without amending the Plan, the Plan Administrator may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan, as may in the judgment of the Plan Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Plan Administrator may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees.

19.           Termination of Employment; Termination for Cause; Forfeiture of Awards.

(a)           Termination on Retirement, Death, Disability, Etc.  If a Participant’s employment or service with the Company and its Subsidiaries terminates upon the Participant’s death, retirement after 15 years of service (six years in the case of Directors), or disability (within the meaning of Section 22(e)(3) of the Code or such longer period or more restrictive requirements provided in any agreement between such Participant and the Company) or due to the Company’s breach of any employment agreement with the Participant or unauthorized significant change in the scope or nature of Participant’s duties as provided therein, except to the extent expressly prohibited by any Applicable Law: (i) all unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all restrictions and forfeiture provisions pursuant to such Awards shall automatically and immediately terminate, except that the vesting of any unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is contingent on reaching any Employer or Participant performance benchmarks in the future, other than merely the passage of time, shall not be accelerated; and (ii) the Participant shall be entitled to a payment with respect to the Awards intended to qualify for the Performance-Based Exception at the end of the performance period based on the extent to which achievement of the Performance Objectives was satisfied at the end of such period (as determined at the end of the period) and prorated for the portion of the performance period during which the Participant was employed by the Company or a Subsidiary.

(b)           Termination for Cause.  If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Plan Administrator in its sole discretion, or if a Participant’s employment or other relationship with the Company and its Subsidiaries terminates for any reason other than as described in Subsection 19(a), then: (i) further vesting of all unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards shall immediately terminate as of the date of such termination; (ii) except as provided herein or in the Award Agreement, a Participant shall not be entitled to any payment with respect to a performance period of an Award intended to qualify for the Performance-Based Exception; and (iii) any Shares of Restricted Stock as to which restrictions do not lapse as provided herein shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company, all subject to the discretion of the Plan Administrator as set forth in Subsection 21(a).

(c)           No Exercise after Expiration.  Notwithstanding the foregoing, in no event shall a Stock Option or a Stock Appreciation Right be exercisable after the expiration of the term of such Award.

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(d)           Compensation Recovery Policy.  Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or applicable securities exchange.

(e)           Set-Off and Other Remedies.  To the extent that amounts are not immediately returned or paid to the Company as provided in Subsection 19(e), the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set-off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including wages, vacation pay, or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20.           Change of Control.  In the event of a Change of Control, except to the extent expressly prohibited by any Applicable Law or regulation: (a) all unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all forfeiture provisions pursuant to such Awards shall automatically and immediately terminate, except that the vesting of any unvested Stock Options, Restricted Share Units, Restricted Shares, and other Awards whose vesting is contingent on reaching any Employer or Participant performance benchmarks in the future, other than merely the passage of time, shall not be accelerated; and (b) the Participant shall be entitled to a payment with respect to the Awards intended to qualify for the Performance-Based Exception at the end of the performance period based on the extent to which achievement of the Performance Objectives was satisfied at the end of such period (as determined at the end of the period) and prorated for the portion of the performance period during which the Participant was employed by the Company or a Subsidiary.

21.           Amendment, Modification, and Termination.

(a)           Adjustments to Outstanding Awards.  The Plan Administrator may, in its sole discretion, at any time: (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse and/or that any Performance Objectives or other performance-based criteria respecting any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Plan Administrator may, in its sole discretion, declare.  Unless otherwise determined by the Plan Administrator, any such adjustment that is made respecting an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.  Additionally, the Plan Administrator shall not make any adjustment pursuant to this Subsection 21(a) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

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(b)           Prohibition on Repricing.  Except for adjustments made pursuant to Sections 15 or 20, the Board or the Plan Administrator will not, without the further approval of the Company’s stockholders, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price.  No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, for another Award, or for cash without further approval of the Company’s stockholders, except as provided in Sections 15 or 20.  Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the Company’s stockholders.  This Subsection 21(b) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

(c)           Effect on Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(a), and 23(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.  Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Plan Administrator to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

22.           Applicable Laws.  The Company’s obligations respecting Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Plan Administrator determines may be required.  The Plan and each Award Agreement shall be governed by the laws of the state of Nevada, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23.           Miscellaneous.

(a)           Deferral of Awards.  Except respecting Stock Options and Stock Appreciation Rights, the Plan Administrator may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures, or programs as it may establish for purposes of the Plan.  The Plan Administrator also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.  All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(b)           No Right of Continued Employment.  The Plan shall not confer upon any Participant any right respecting continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.  No Employee or Outside Director shall have the right to be selected to receive an Award under the Plan or having been so selected, to be selected to receive future Awards.

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(c)           Unfunded, Unsecured Plan.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds, or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or any Subsidiary may set aside in anticipation of any liability under the Plan.  A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(d)           Severability.  If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Plan Administrator, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(e)           Acceptance of Plan.  By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Plan Administrator, the Board, or the Company, in any case, in accordance with the terms and conditions of the Plan.

(f)           Successors.  All obligations of the Company under the Plan and respecting Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, or other event, or a sale or disposition of all or substantially all of the Company’s business and/or assets, and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

SECRETARY’S CERTIFICATE

The undersigned, the duly constituted and elected secretary of FX Energy, Inc., hereby certifies that pursuant to resolution duly adopted by the stockholders on September __, 2011, in accordance with the requirements of law and the Company’s articles of incorporation and bylaws, the foregoing FX Energy, Inc., 2011 Incentive Plan was approved by the affirmative vote of the holders of a majority of the Shares of Common Stock.

DATED this ______ day of September, 2011.

                                  ____________________________
               Scott J. Duncan, Secretary

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Proxy
FX ENERGY, INC.

Special Meeting of the Stockholders of	(This Proxy Is Solicited on Behalf
FX Energy, Inc., on September 15, 2011	of the Company)

The undersigned hereby appoints David N. Pierce and Scott J. Duncan proxies, and each of them, with full power of substitution, to vote all shares of common stock of FX ENERGY, INC. (the “Company”), that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company (“Special Meeting”) to be held in the Uintah Room at Little America Hotel, 500 South Main Street, Salt Lake City, Utah, on September 15, 2011, at 10:00 a.m., local time, or any adjournment(s) thereof, such proxies being directed to vote as specified below.  If no instructions are specified, such proxy will be voted “FOR” each proposal.

To vote in accordance with the Board of Directors’ recommendations, sign below.  The “FOR” boxes may, but need not, be checked.  To vote against any of the recommendations, check the appropriate box marked “AGAINST” below.  To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box marked “WITHHOLD AUTHORITY” below.

The Board of Directors recommends votes “FOR” the following proposals, each of which has been proposed by the Board of Directors:

1.	To approve the FX Energy, Inc., 2011 Incentive Plan; and

FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY	☐

2.	To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

FOR	☐	AGAINST	☐	WITHHOLD AUTHORITY	☐

Please print your name and sign exactly as your name appears in the records of the Company.  When shares are held by joint tenants, both should sign.

Dated:

Signature	Signature (if held jointly)

Print Name	Print Name

PLEASE MARK, SIGN, DATE, AND
RETURN THIS PROXY TO:	FX ENERGY, INC.
3006 HIGHLAND DRIVE, SUITE 206
SALT LAKE CITY, UTAH 84106
FACSIMILE: (801) 486-5575